UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2024, Wolfspeed, Inc. (the “Company”) amended and restated that certain Indenture, dated as of June 23, 2023, by and among the Company, Wolfspeed Germany GmbH, as subsidiary guarantor (the “Subsidiary Guarantor”), and U.S. Bank Trust Company, National Association, as the trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) (as amended by that certain First Supplemental Indenture, dated as of July 1, 2024, the “Existing Indenture”), by entering into that certain Amended and Restated Indenture (the “A&R Indenture”), by and among the Company, the Subsidiary Guarantor, the Trustee, and the Collateral Agent pursuant to which, among other things, (a) the parties agreed to amend certain terms and conditions of the Existing Indenture and the $1,250,000,000 senior secured notes due 2030 issued pursuant to the Existing Indenture (the “Existing Notes”) and (b) subject to the fulfillment of certain conditions precedent, issue and sell $750,000,000 of additional notes under the A&R Indenture (the “Additional Notes,” and together with the Existing Notes, the “Senior Notes”).

The proceeds of the Additional Notes will be used for the acquisition, development, construction, and improvement of assets at The John Palmour Manufacturing Center for Silicon Carbide in Siler City, North Carolina and the Mohawk Valley Fab M-Line West Expansion in Utica, New York. The Senior Notes bear interest, payable quarterly in arrears on March 23, June 23, September 23, and December 23 of each year, (a) for the period from the effectiveness of the Existing Indenture to October 11, 2024, at a rate of 9.875% per annum; (b) for the period commencing on October 11, 2024 through and including June 22, 2025, at a rate of 9.875% per annum (payable in cash), plus 2.00% per annum (payable at the Company’s option, in cash or in-kind); (c) for the period commencing on June 23, 2025 through June 22, 2026 (i) if the Interest Rate Step-Down Condition (as defined below) is satisfied as of June 23, 2025, at a rate of 10.875% per annum (payable in cash), plus 2.00% per annum (payable at the Company’s option, in cash or in-kind) and (ii) if the Interest Rate Step-Down Condition is not satisfied as of June 23, 2025, at a rate of 11.875% per annum (payable in cash), plus 2.00% per annum (payable at the Company’s option, in cash or in-kind); and (d) for the period commencing on June 23, 2026 and at all times thereafter, (i) if the Interest Rate Step-Down Condition is satisfied as of June 23 of the most recent year, at a rate of 13.875% per annum (payable in cash) and (ii) if the Interest Rate Step-Down Condition is not satisfied, at a rate of 15.875% per annum (payable in cash). The Interest Rate Step-Down Condition is met if (a)(i) the Company redeems or repurchases (other than redemptions or repurchases with the proceeds of dispositions) the Senior Notes, resulting in the aggregate principal amount of Senior Notes outstanding being less than $1,000,000,000 and (ii) the Company receives at least $450,000,000 of award disbursements pursuant to governmental grants under the CHIPS and Science Act (the “CHIPS Act”) or (b) as of the most recent June 23rd, the ratio of the outstanding principal amount of the Senior Notes to EBITDA (as defined in the A&R Indenture) for the most recently ended four fiscal quarter period for which financial statements have been or are required to have been delivered under the A&R Indenture is less than or equal to 2.00:1.00. The Senior Notes will mature on the earlier of (x) June 23, 2030 and (y) September 1, 2029, if more than $175,000,000 in aggregate principal amount of the Company’s 1.875% convertible senior notes due December 1, 2029 remains outstanding on such date.

The A&R Indenture requires the Company to make an offer to repurchase the Senior Notes with 100% of the net cash proceeds of certain non-ordinary course asset sales and casualty events, subject to the ability to (so long as no default or event of default exists under the A&R Indenture), reinvest the proceeds of casualty events involving core assets of the Company, at a price equal to the lesser of (a) 111.875% of the principal amount of the Senior Notes being repurchased and (b) if such disposition or casualty event occurred (i) on or after June 23, 2026 and prior to June 23, 2027, 109.875% of the principal amount of such Senior Notes, plus accrued and unpaid interest to, but excluding, the applicable redemption (or repurchase) date, (ii) on or after June 23, 2027 and prior to June 23, 2028, 107.40625% of the principal amount of such Senior Notes, plus accrued and unpaid interest to, but excluding, the applicable redemption (or repurchase) date, (iii) on or after June 23, 2028 and prior to June 23, 2029, 104.9375% of the principal amount of such Senior Notes, plus accrued and unpaid interest to, but excluding, the applicable redemption (or repurchase) date, and (iv) on or after June 23, 2029, 100% of the principal amount of such Senior Notes plus accrued and unpaid interest to, but excluding, the applicable redemption (or repurchase) date (this clause (b), the “Applicable Redemption Price”). The Company is also required to offer to repurchase the Senior Notes upon a change in control, at a price equal to, (a) if such change of control occurs prior to June 23, 2026, the greater of (i) a customary make-whole redemption price minus 3.00% of the principal amount of such Senior Notes and (ii) the Applicable Redemption Price as of June 23, 2026 and (b) if such change of control occurs on or after June 23, 2026, the Applicable Redemption Price at the time such change of control occurs. The Company may redeem the Senior Notes at any time, subject to, (a) if the redemption occurs prior to June 23, 2026, by paying a customary make-whole premium and (b) if the redemption occurs on or after June 23, 2026, by paying the Applicable Redemption Price. Further, the Company has the right, after June 23, 2025 and prior to June 23, 2026, to make an optional redemption of up to 35% of the Senior Notes issued prior to such redemption with the proceeds of qualified equity issuances consummated after October 11, 2024 (provided that the Company has received at least $300,000,000 of net proceeds from such equity issuances), at a redemption price equal to 111.875%.

The A&R Indenture contains certain customary affirmative covenants, negative covenants, and events of default, including a minimum liquidity financial covenant requiring the Company to have an aggregate amount of unrestricted cash and cash equivalents maintained in accounts over which the Agent has been granted a perfected first lien security interest of at least (a) $630,000,000 as of the last day of any calendar month ending on or prior to March 31, 2025 and (b) $750,000,000 as of April 1, 2025 and as of the last day of any calendar month ending thereafter (the “Liquidity Covenant”). Upon the Company having received at least $450,000,000 of award disbursements pursuant to governmental grants under the CHIPS Act, the level of the Liquidity Covenant shall be permanently reduced to $500,000,000. Upon the Company having received at least $750,000,000 of award disbursements pursuant to governmental grants under the CHIPS Act and having satisfied certain conditions precedent, the level of the Liquidity Covenant shall be permanently reduced to $250,000,000.

The obligations of the Company under the A&R Indenture will be guaranteed by the Company’s material subsidiaries, if any, subject to certain exceptions, and are secured by a pledge (and, with respect to real property, mortgage) of substantially all of the existing and future property and assets of the Company and the guarantors (subject to exceptions), including a pledge of the capital stock of the subsidiaries of the Company and the guarantors, subject to certain exceptions.

The Senior Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The above description of the A&R Indenture and the Senior Notes is a summary and is not complete. A copy of the A&R Indenture and the form of the certificates representing the Senior Notes are filed as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the A&R Indenture and the Senior Notes set forth in such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 15, 2024, the Company issued a press release relating to the Senior Notes and A&R Indenture, as described in Item 1.01 of this Current Report on Form 8-K, and announcing entry into a preliminary memorandum of terms with the U.S. Department of Commerce for up to $750,000,000 in proposed direct funding under the CHIPS Act. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Form of certificate representing the Senior Secured Notes due 2030 for the Initial Notes (as defined in the Amended and Restated Indenture filed as Exhibit 10.1) (included as Exhibit A to the Amended and Restated Indenture filed as Exhibit 10.1).

4.2	Form of certificate representing the Global Notes due 2030 for the Notes (as defined in the Amended and Restated Indenture filed as Exhibit 10.1) (included as Exhibit B to the Amended and Restated Indenture filed as Exhibit 10.1).

10.1*†	Amended and Restated Indenture, dated as of October 11, 2024, by and among Wolfspeed, Inc., Wolfspeed Germany GmbH, as a subsidiary guarantor, and U.S. Bank Trust Company, National Association, as the trustee and collateral agent.

99.1	Press release dated October 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K under the Securities Act because they are both not material and are the type that the registrant treats as private or confidential. The registrant undertakes to furnish an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon its request.

†

Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act. The registrant undertakes to furnish a copy of all omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

Date: October 15, 2024	By:	/s/ Neill P. Reynolds
Neill P. Reynolds
Executive Vice President and Chief Financial Officer